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                                                                  EXHIBIT 10.(h)

                          CAM COMMERCE SOLUTIONS, INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT

NONSTATUTORY STOCK OPTION AGREEMENT, effective as of "grant date" (the "Effective Date"), between CAM Commerce Solutions, Inc., a Delaware corporation
(the "Company") and                 an employee of the Company (the "Optionee").

            RECITALS:

               WHEREAS, Optionee continues to perform services requested by and on behalf of the Company (the "Relationship"); and

               WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of Common Stock of the Company (hereinafter called "Common Stock"), as hereinafter provided, to carry out the purpose of the Company's 2000 Stock Option Plan (the "Plan");

               NOW, THEREFORE, In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:


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1.    Grant of Option. The Company hereby irrevocably grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any
      part of an aggregate of                SHARES of Common Stock (such number
      being subject to adjustment as provided in Article 7 hereof) on the terms and conditions herein set forth. The Optionee acknowledges that the Option is NOT an "incentive option" within the meaning of an "incentive stock option plan" and Section 422A of the Code, as amended, and that it is being granted pursuant to the Plan.

2. Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be $(PRICE) per share, representing one hundred percent (100%) of the fair market value of the shares of Common Stock as determined pursuant to Article 5.2 of the Plan as of the Effective Date hereof.

3. Terms of Option. The term of the Option shall commence one year from the Effective Date shown in the first paragraph of this Agreement, and all rights to purchase shares of Common Stock hereunder shall cease at 11:59 p.m. on the day before the tenth (10th) anniversary of the Effective Date, subject to earlier termination as provided in Article 5 herein. The Option is exercisable to the extent set forth on Schedule A, attached hereto, subject further to the conditions set forth in Article 5 herein.

3.1 Payment. The purchase price of the shares of Common Stock as to which the Option shall be exercised shall be paid in full at the time of exercise in cash or by certified check or by bank draft in accordance with Paragraph 8 of the Plan.

4. Non-transferability. The Option shall not be transferable, otherwise than by will or the laws of descent and distribution.

5.    Termination of Relationship.

      (a) If the Optionee's service with the Corporation terminates for any reason other than death or disability, an Optionee who has been continually employed by the Company for a period of twelve (12) full calendar months following the grant of the Option may exercise the Option (to the extent it has not previously been exercised and is then exercisable) within the period of three (3) consecutive months commencing immediately following the date of such termination.

      (b) In the event that the Optionee shall die or become disabled during the term of his Relationship with the Company or it s subsidiaries and the Optionee shall not have fully exercised this Option, this Option shall be exercisable at any time within one (1) year after the Optionee's death or disability (by the Optionee or the personal representative of a deceased Optionee", subject to the conditions of
            Article 7 of the Plan.


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6.    Change in Control. Anything to the contrary in the Plan notwithstanding, in the event of a "Change in Control" of the Company as defined in Paragraph 10 of the Plan, an Option that shall not have expired shall become immediately exercisable in full per Paragraph 10 of the Plan.

7. Adjustment. The number of shares of Common Stock covered by this Option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend affected without receipt of consideration by the Company, or from any merger, consolidation, dissolution or liquidation involving the Company, subject to all the conditions specified in the Plan.

8. Method Exercising Option. Subject to the terms and conditions of this Option Agreement, this Option may be exercised by written notice to the Company at its principal office, which presently is located at 17075 Newhope Street, Fountain Valley, CA 92708. Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect to which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in accordance with the terms hereof, and the Company shall deliver a certificate or certificates representing the shares of Common Stock subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the shares of Common Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee, in accordance with terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares of Common Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

9. Rights as a Shareholder. The holder of this Option shall not be entitled to the privileges of share ownership as to any shares of Common stock not actually issued and delivered.

10. No Agreement to Employ. Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain Optionee for any specific period of time.

11. General. The Company shall at all times during the terms of this Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock pursuant thereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time


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      to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

12. Withholding Taxes. If the Optionee is an employee or former employee of the Company when all or part of the option is exercised, the Company may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

13. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Board of Directors, and the Board's determinations shall be conclusive and binding on all interested persons.

14. Governing Law. This agreement has been made executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

The Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto signed, all as of the date and year written above.


BY:____________________________
   Paul Caceres, Chief Financial Officer
   CAM COMMERCE SOLUTIONS, Inc.


Optionee:________________________


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                                   SCHEDULE A

TIME ELAPSED SINCE                          PERCENTAGE OF OPTION
EFFECTIVE DATE OF OPTION                    WHICH MAY BE EXERCISED
One year                                              28%
One year plus one month                               30%
One year plus two months                              32%
One year plus three months                            34%
One year plus four months                             36%
One year plus five months                             38%
One year plus six months                              40%
One year plus seven months                            42%
One year plus eight months                            44%
One year plus nine months                             46%
One year plus ten months                              48%
One year plus eleven months                           50%
Two years                                             52%
Two years plus one month                              54%
Two years plus two months                             56%
Two years plus three months                           58%
Two years plus four months                            60%
Two years plus five months                            62%
Two years plus six months                             64%
Two years plus seven months                           66%
Two years plus eight months                           68%
Two years plus nine months                            70%
Two years plus ten months                             72%
Two years plus eleven months                          74%
Three years                                           76%
Three years plus one month                            78%
Three years plus two months                           80%
Three years plus three months                         82%
Three years plus four months                          84%
Three years plus five months                          86%
Three years plus six months                           88%
Three years plus seven months                         90%
Three years plus eight months                         92%
Three years plus nine months                          94%
Three years plus ten months                           96%
Three years plus eleven months                        98%
Four years                                            100%



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